SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the  registrant  [X]
Filed by a party other than the  registrant [ ]
Check the  appropriate  box:

[ ]  Preliminary proxy statement        [ ]  Confidential,  for Use of the
                                             Commission  Only
[X]  Definitive proxy statement              (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Astra Institutional Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Jules Buchwald
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                            ASTRA INSTITUTIONAL TRUST
                  (ASTRA ALL-AMERICAS GOVERNMENT INCOME TRUST)
                             9595 WILSHIRE BOULEVARD
                             BEVERLY HILLS CA 90212

                                                                December 5, 1997

Dear Shareholder:

         At a meeting of the Board of Trustees of Astra Institutional Trust held on October 20, 1997, the Trustees unanimously approved a Plan of Liquidation for Astra All-Americas Government Income Trust (the "Fund"). After considering other alternatives, the Board of Trustees concluded that a complete liquidation is in the best interests of the Fund and its shareholders. The enclosed Notice of a Special Meeting of Shareholders and Proxy Statement describe these matters in detail and establish a Special Meeting of the shareholders to obtain your approval.

         We currently have approximately $5.2 million of net assets in the Fund. We have concluded that the continued operation of the Fund at this size is not economically feasible and the Board of Trustees believes it is not in your best interest as shareholders. In spite of our efforts to sell shares of the Fund, your Fund's management concluded, and the Trustees agreed, that marketing efforts under the current circumstances would not increase the Fund's size sufficiently to make its continued operation practicable.

         WE STRONGLY URGE YOU TO APPROVE THIS PLAN OF LIQUIDATION AT THIS TIME. Subject to your approval, shareholders remaining in the Fund will receive a cash distribution at the end of the Liquidation Period as described in the Proxy Statement.

         If you do not approve this proposal, the Fund will continue to incur additional expenses which may affect its net asset value.

         After reading the enclosed material, please complete, sign and return the proxy card so that your shares will be represented and so that the Fund can avoid the expense of additional mailings. If you decide to attend the meeting, you may revoke your proxy at any time and vote your shares in person. YOUR VOTE IS EXTREMELY IMPORTANT.

         If you want additional information concerning this proposal, please call Shareholder Communications Corporation at 1-800-733-8481, Ext.427.

         Thank you for your understanding and your help.

                                          Sincerely,


                                          Astra Management Corp.

                            ASTRA INSTITUTIONAL TRUST
                  (ASTRA ALL-AMERICAS GOVERNMENT INCOME TRUST)
                            9595 WILSHIRE BOULEVARD
                             BEVERLY HILLS CA 90212

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD MONDAY, DECEMBER 29, 1997

A Special Meeting (the "Special Meeting") of shareholders of ASTRA ALL-AMERICAS GOVERNMENT INCOME TRUST (the "Fund"), a series of Astra Institutional Trust (the "Trust") will be held on Monday, December 29, 1997 at 3:00 p.m. (Eastern time) at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York, for the purpose indicated below:

          1. To approve the liquidation of the Fund's assets and dissolution of the Trust pursuant to the provisions of a Plan of Liquidation approved by the Trust's Board of Trustees.

         In addition, to transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on December 3, 1997 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.


                                             By Order of the Board of  Trustees

                                             Palomba Weingarten,
                                             Chairman

December 5, 1997

YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO
THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   ASTRA ALL-AMERICAS GOVERNMENT INCOME TRUST
                            9595 WILSHIRE BOULEVARD
                             BEVERLY HILLS CA 90212

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Astra Institutional Trust (the "Trustees") on behalf of its Astra All-Americas Government Income Trust series (the "Fund"). Proxies will be voted at the special meeting of shareholders to be held on Monday, December 29, 1997 and at any adjournments thereof (the "Special Meeting").

         This Proxy Statement describes matters to be voted on at the Special Meeting. The solicitation is made primarily by the mailing of this Proxy Statement and the accompanying proxy card on or about December 5, 1997. The expenses in connection with preparing this Proxy Statement and all solicitations will be borne by the Fund to the extent permitted by applicable law.

         A copy of the Fund's most recent Annual Report for the fiscal year ended September 30, 1996, which includes audited financial statements has heretofore been mailed to each of the shareholders of the Fund. The Fund, however, will furnish without charge a copy of that Annual Report to any shareholders who request it by calling 1-800-441-7267. This report does not form any part of the proxy solicitation material.

         A majority of the outstanding shares of the Fund (a "quorum") must be present (in person or by proxy) in order to conduct business at the Special Meeting. The vote of a "majority of the outstanding voting securities," within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act") of the Fund is required for approval of the liquidation of the Fund's assets and dissolution of the Trust pursuant to the provisions of the Plan of Liquidation (Exhibit A). The term "majority of the outstanding voting securities" is defined under the 1940 Act to mean: (a) 67% or more of the outstanding shares present at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.

         Shareholders of record at the close of business on December 3, 1997 (the "Record Date") are entitled to vote at the Special Meeting. As of the Record Date, the Fund had 765,549.3460 shares of beneficial interest outstanding (the "Shares"). As of that date, to the best of the knowledge of the Trust, the following persons owned beneficially more than 5% of Shares of the Fund:

                              Number of Shares        Percentage of Fund
Name                               Owned                 Outstanding
----                               -----                 -----------

MLPF&S for the                  119,308.000                 15.585%
Sole Benefit of its
Customers
ATTN. Fund Administration
4800 Deer Lake Drive East
3rd Floor
Jacksonville, FL  32246-6484





         Shareholders are entitled to one vote for each full Share and a proportionate vote for each fractional Share held as of the Record Date. The proxies named on the enclosed proxy card will vote in accordance with the shareholder's direction as indicated on the proxy card if it is properly executed. IF YOU GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED IN FAVOR OF PROPOSAL 1 DESCRIBED IN THIS PROXY STATEMENT.

         If a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve the Plan of Liquidation are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. In determining whether to adjourn the Special Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Special Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Special Meeting in person or by proxy. The persons named as proxies will vote for or against an adjournment based on their determination of what is in the best interests of the shareholders, taking into consideration the factors discussed above.

         If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does have discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund's Shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposal 1 and any other proposal that may come before the Special Meeting.

         Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, facsimile or personal interview conducted by certain officers or employees of the Trust or, if necessary, a commercial firm retained for this purpose.

         The duly appointed proxies or authorized persons may, at their discretion, vote upon such other matters as may properly come before the Special Meeting. Shareholders may revoke their proxies by executing another proxy, by giving written notice of such revocation to the Trust, or by attending the Special Meeting and voting in person.


                                   PROPOSAL 1

                     PROPOSAL TO LIQUIDATE THE FUND'S ASSETS
                         AND DISSOLVE THE TRUST PURSUANT
                          TO THE PROVISIONS OF THE PLAN
                                 OF LIQUIDATION

THE LIQUIDATION IN GENERAL

         The Trust proposes to liquidate the Fund's assets and dissolve the Trust pursuant to the provisions of a Plan of Liquidation (the "Plan") as approved by the Trust's Board of Trustees at a meeting held on October 20, 1997. The Plan provides for the complete liquidation of all of the assets of the Trust. At the October 20, 1997 board meeting, the Trustees determined that (i) in order to anticipate and meet redemption requests by shareholders prior to the Special Meeting, and (ii) to decrease the probability of having to sell portfolio securities at unfavorable prices, Astra Management Corp. (the "Manager") may begin to liquidate the Fund's assets as it deems appropriate and in the best interests of the shareholders of the Fund. If the Plan is approved, the Manager will undertake to liquidate the remainder of the Fund's assets at market prices and on such terms and conditions as the Manager shall determine to be reasonable and in the best interests of the Fund and its shareholders. In the event the Plan is not adopted, the Trustees will consider what action, if any, should be taken. A copy of the form of the Plan is attached to this Proxy Statement as Exhibit A.


PLAN OF LIQUIDATION OF THE TRUST

         The Plan provides for the complete liquidation of all of the Fund's assets. If the Plan is approved, the Manager will undertake to liquidate the remainder of the Fund's assets at market prices and on such terms and conditions as the Manager shall determine to be reasonable and in the best interests of the Fund and its shareholders. The portfolio securities owned by the Fund will be sold at a price which is the best price available in the public market at the time of sale.

LIQUIDATION VALUE

         Subject to the approval of the Plan, the Fund's shareholders will each receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current Prospectus, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of or accrual for all of the Fund's known liabilities and obligations (a "Liquidation Distribution"). The Fund shall pay, discharge, or otherwise provide for the discharge of any and all liabilities prior to the Liquidation Date. However, if the Fund is unable to discharge all its liabilities prior to the Liquidation Date as defined in paragraph 6 of the Plan, it may retain cash or cash equivalents in an amount believed necessary to discharge such liabilities. Unpaid liabilities may include income dividends and capital gain distributions. The Fund is accruing cash or cash equivalents in the amount of $46,484 on its books as contingent and other liabilities representing the estimated expenses of carrying out the terms of the Plan.

         None of the shareholders of the Fund will be entitled to exercise any dissenter's rights or appraisal rights with respect to the liquidation of the Fund's assets or dissolution of the Trust. Shareholders will receive the per share net asset value at the Liquidation Date.


LIQUIDATION DISTRIBUTIONS

         At present, the date or dates on which the Fund will pay Liquidation Distributions to its shareholders and on which the Fund will be liquidated are not known to the Trust, but it is anticipated that if shareholders adopt the Plan, the liquidation would occur on or prior to December 30, 1997. Shareholders will receive their respective Liquidation Distributions without any further action on their part.

         THE RIGHT OF A SHAREHOLDER TO REDEEM HIS OR HER SHARES OF THE FUND AT ANY TIME HAS NOT BEEN IMPAIRED AND WILL NOT BE IMPAIRED BY THE ADOPTION OF THE PLAN. THEREFORE, A SHAREHOLDER MAY REDEEM SHARES IN ACCORDANCE WITH REDEMPTION PROCEDURES SET FORTH IN THE FUND'S CURRENT PROSPECTUS WITHOUT THE NECESSITY OF WAITING FOR THE FUND TO TAKE ANY ACTION.


FEDERAL INCOME TAX CONSEQUENCES

         The Fund will not incur any federal income tax liability as a result of the liquidation.

         For federal income tax purposes, a shareholder's receipt of the Liquidation Distribution will be a taxable event and will be treated as a sale of the shareholder's Shares in exchange for the Liquidation Distribution. Each shareholder will recognize gain or loss in an amount equal to the difference between the Liquidation Distribution he or she receives and the adjusted tax basis of his or her Shares. Assuming the shareholder holds his or her Shares as a capital asset, the gain or loss generally will be treated as a capital gain or loss. If the Shares have been held for more than one year the gain or loss will constitute a long-term capital gain or loss; otherwise, the gain or loss will constitute a short-term capital gain or loss. Shareholders will be notified of their respective shares of ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion; amounts included in income as dividends will increase the shareholders' adjusted bases in their shares for purposes of computing their gain or loss on the receipt of the Liquidation Distribution.

         The receipt of a Liquidation Distribution by an Individual Retirement Account Plan ("IRA") which holds shares would generally not be viewed as a taxable event to the beneficiary; however, some IRAs which hold shares may have been established with custodians, Investors Fiduciary Trust Company, who do not possess the power to reinvest the Liquidation Distribution, but instead must immediately distribute such amounts to the IRA beneficiary. In this situation (and in the situation when the custodian is liquidating, the IRA account holder has not timely designated a successor custodian and a distribution is made) the amount received by the beneficiary will constitute a taxable distribution; and if the beneficiary has not attained 59 1/2 years of age, such distribution will generally constitute a premature distribution subject to an additional 10% penalty tax. This penalty tax is in addition to the beneficiary's regular income tax. Beneficiaries who receive a distribution from their IRAs on account of the liquidation may be able to avoid the above-described taxes and characterize the receipt of the liquidation distribution as a tax-free distribution if, within 60 days of receipt of the Liquidation Distribution, it is "rolled over" into a new IRA or into an otherwise eligible retirement plan and the shareholder has not engaged in a rollover from this IRA to another IRA or otherwise eligible retirement plan during the one year period ending on the day of receipt of the Liquidation Distribution. IRA distributions are subject to withholding of 10%. Such amount may not be sufficient to satisfy a beneficiary's tax obligation and additional estimated tax payments may be required. IRA shareholders who do not wish to roll over their Liquidation Distribution, or who have received a partial rollover of their IRAs during the one-year period ending on the day of receipt of the distribution, may contact the Fund's custodian to make other arrangements for the transfer of their IRAs. Tax results will vary depending upon the status of each beneficiary, and therefore beneficiaries who receive distributions from an IRA on account of the liquidation of the Fund must consult with their own tax advisers regarding their personal tax results in this matter.

         The information above is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. shareholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to shareholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences of the liquidation may affect shareholders differently depending upon their particular tax situations, and, accordingly, this summary is not a substitute for careful tax planning on an individual basis.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE
THE FEDERAL, STATE, AND OTHER INCOME TAX CONSEQUENCES OF
RECEIVING THE LIQUIDATION DISTRIBUTION WITH RESPECT TO THEIR
PARTICULAR TAX CIRCUMSTANCES.


CONCLUSION

         THE TRUSTEES RECOMMEND VOTING FOR THE ABOVE PROPOSAL. IN THE EVENT THE PLAN IS NOT ADOPTED, THE TRUSTEES WILL CONSIDER WHAT ACTION, IF ANY, SHOULD BE TAKEN.

                                OTHER INFORMATION

         The address of the Fund and its investment manager, Astra Management Corp., is 9595 Wilshire Boulevard, Beverly Hills, California 90212. The address of the Fund's subadministrator, PFPC, Inc., is 103 Bellevue Parkway, Wilmington, Delaware 19809.

                                 OTHER BUSINESS

         The Fund's management knows of no other business to be presented at the Special Meeting other than the matters set forth in this Proxy Statement. If any other business properly comes before the Special Meeting, the proxies will exercise their best judgment in deciding how to vote on such matters.


                              SHAREHOLDER PROPOSALS

         The Trust (or the Fund) is not required to hold annual meetings of shareholders. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Trust at 9595 Wilshire Boulevard, Beverly Hills, California 90212, and must be received by the Trust within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws.

PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY WRITTEN NOTICE TO THE TRUST OR BY SUBMITTING A PROXY CARD BEARING A LATER DATE.

December 5, 1997
                                          BY ORDER OF THE BOARD OF TRUSTEES OF
                                          ASTRA INSTITUTIONAL TRUST


                                          Palomba Weingarten
                                          Chairman

                                                                       EXHIBIT A

                                     FORM OF
                               PLAN OF LIQUIDATION


THIS PLAN OF LIQUIDATION (the "Plan") is adopted by Astra Institutional Trust, a Massachusetts business trust (the "Trust") on behalf of its Astra All-Americas Government Income Trust series (the "Fund").

                              W I T N E S S E T H:
                              --------------------

WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, this Plan is intended to be and is adopted as a plan of liquidation of the Fund and dissolution of the Trust, on the terms and conditions set forth below; and

WHEREAS, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons (as defined by the 1940 Act), has determined that this Plan is in the best interests of the shareholders of the Fund.

NOW THEREFORE, the Board of Trustees of the Trust hereby adopts the following:

1. CONDITIONS PRECEDENT. This Plan is approved subject to the following conditions:

     a. The Plan shall be approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund at a special meeting of the shareholders called for the purpose of approving the Plan.

     b. A Proxy Statement describing the Plan and the proposed liquidation shall be prepared and submitted to the Securities and Exchange Commission and when authorized by such regulator, shall be delivered to each shareholder of record of the Fund for the purpose of soliciting proxies for the approval of the Plan.

     c. All necessary approvals and authorizations from the Securities and Exchange Commission, or any other regulatory authority having jurisdiction over the transactions contemplated by the Plan shall be obtained.

     d. At or immediately prior to the Liquidation Date (as defined in paragraph 6), the Trust shall, on behalf of the Fund, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Fund all of the Fund's investment company taxable income for taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward).

2. TERMINATION OF BUSINESS OPERATIONS. On the date on which the shareholders approve the Plan (the "Effective Date"), the Fund shall cease to conduct business except as is required to carry out the terms of the Plan and to accept redemption requests.

3. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail any required notice to all its creditors and employees that the Plan has been approved by the Board of Trustees and the Shareholders and that it will be liquidating its assets. Such notice will comply with the requirements of any state laws mandating notice of liquidation such as that contemplated by the Plan.

4. SALE OR DISTRIBUTION OF ASSETS. As soon as practicable after the Effective Date, but in no event later than December 30, 1997 (the "Liquidation Period"), the Fund shall have the authority to engage in such transactions as may be appropriate to its liquidation, including, without limitation, the consummation of the transactions described in the Proxy Statement.

5. LIABILITIES. During the Liquidation Period, the Fund shall pay, discharge, or otherwise provide for the payment or discharge of, any and all liabilities and obligations of the Fund. If the Fund is unable to pay, discharge or otherwise provide for any liabilities of the Fund during the Liquidation Period, the Fund may however, retain cash, or cash equivalents in an amount which it estimates is necessary to discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation Date (as defined in paragraph 6). Any liabilities that arise after the Liquidation Date will be paid by appropriate parties. Unpaid liabilities may include but not be limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date.

6. DISTRIBUTION TO SHAREHOLDERS. Upon termination of the Liquidation Period (the "Liquidation Date"), the Fund shall distribute pro rata to its Shareholders of record as of the close of business on the Liquidation Date all of the remaining assets of the Fund, except those reserved as authorized by Paragraph 5 of this Plan, in complete cancellation and redemption of all the outstanding shares of beneficial interest of the Fund.

7. AMENDMENT OR TERMINATION. This Plan and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of the Trust, at any time prior to the Liquidation Date, if circumstances should develop that, in the opinion of the Board, in its sole discretion, make proceeding with this Plan inadvisable for the Trust or the Fund. The Board of Trustees may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and the Shareholders. However, if the Board determines that any such amendment or modification will materially and adversely affect the interests of the Shareholders, such an amendment or modification will not be adopted unless approved by the Shareholders.

8. FILINGS. As soon as practicable after the Liquidation Date, the Trust shall file such instruments of termination, or other documents, as are necessary to effect the termination of the Trust in accordance with the requirements of the Declaration of Trust, the Massachusetts Business Corporation Law, the Internal Revenue Code of 1986, as amended, any applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Trust or the Fund is so qualified, as well as the preparation and filing of any tax returns.

9. POWERS OF BOARD AND OFFICERS. The Board and the officers of the Trust are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Trust deem necessary or desirable to carry out the terms of this Plan and to complete the liquidation of the Fund's assets and dissolution of the Trust in accordance with this Plan and any applicable laws, rules or regulations.

10. EXPENSES. The expenses of carrying out the terms of this Plan shall be borne by the Fund, whether or not the liquidation contemplated by the Plan is effected.

11. FURTHER ASSURANCES. The Trust shall take such further action, prior to, at, and after the Liquidation Date, as may be necessary or desirable and proper to consummate the transactions contemplated by this Plan.

12. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of Massachusetts.

IN WITNESS WHEREOF, the Board of Trustees of the Trust has caused this Plan to be executed by their duly authorized representatives as of this _____ day of ___________, 1997.


                                             ASTRA INSTITUTIONAL TRUST



                                             By:_________________, Title

                            ASTRA INSTITUTIONAL TRUST

                ASTRA ALL-AMERICAS GOVERNMENT INCOME TRUST SERIES
              SPECIAL MEETING OF SHAREHOLDERS -- DECEMBER 29, 1997

Please refer to the Proxy Statement for a discussion of these matters. THE UNDERSIGNED HOLDER(S) OF SHARES OF BENEFICIAL INTEREST OF THE ASTRA ALL-AMERICAS GOVERNMENT INCOME TRUST SERIES OF ASTRA INSTITUTIONAL TRUST HEREBY CONSTITUTES AND APPOINTS CARL FRISCHLING AND JULES BUCHWALD, OR EITHER OF THEM, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE THE SHARES LISTED BELOW AS DIRECTED, AND HEREBY REVOKES ANY PRIOR PROXIES. To vote, mark an X in blue or black ink on the proxy card below. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ASTRA INSTITUTIONAL TRUST.

-----Detach card at perforation and mail in postage paid envelope provided------

1.       Vote on Proposal to approve the Plan of Liquidation.

     FOR                         AGAINST                  ABSTAIN
        [_]                        [_]                       [_]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                            ASTRA INSTITUTIONAL TRUST

                ASTRA ALL-AMERICAS GOVERNMENT INCOME TRUST SERIES
                                      PROXY

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1.

Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

x____________________________

x____________________________

Dated:  December __, 1997